                                                                     Exhibit 5.1

                         [Letterhead of Higgs & Johnson]

September 26, 2006

Ultrapetrol (Bahamas) Limited
Attention: Felipe Menendez R.
Ocean Centre, Montague Foreshore
East Bay St.
Nassau, Bahamas
P.O. Box SS-19084

Ladies and Gentlemen:

         Re:   Ultrapetrol (Bahamas) Limited
               -----------------------------

Ladies and Gentlemen:

         We have acted as counsel to Ultrapetrol (Bahamas) Limited (the
"Company") in connection with the Company's Registration Statement on Form F-1
(File No. 333-132856) (the "Registration Statement") as filed with the U.S.
Securities and Exchange Commission (the "Commission") on September 26, 2006, as
thereafter amended or supplemented, with respect to the public offering (the
"Offering") of up to 12,500,000 shares of the common stock of the Company, par value $.01 per share (the "Common Stock").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; and (iii)
such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

         We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and

Ultrapetrol (Bahamas) Limited
September 26, 2006

restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

         Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

         The Common Stock has been duly authorized, and when the Common Stock has been issued, sold and paid for as contemplated in the Prospectus and the
Memorandum of Association and Articles of Association, the Common Stock will be validly issued, fully paid and non-assessable, and the relative rights, interests and powers of the Common Stock are as set forth in the Memorandum of
Association and Articles of Association of the Company, and all of such rights, interests and powers are valid under the laws of The Bahamas.

         This opinion is limited to the laws of The Bahamas as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                          Very truly yours,

                                          Higgs & Johnson

                                          /s/ Sterling H. Cooke

                                          Sterling H. Cooke